As filed with the Securities and Exchange Commission on February 7, 2025.
File No. 001-42458

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Resolute Holdings Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-1246734 (I.R.S. Employer Identification No.)
445 Park Avenue, Suite 5B New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 256-8405
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

RESOLUTE HOLDINGS MANAGEMENT, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1 (the “Information Statement”).
Item 1.   Business.
The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “The Business of CompoSecure,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.   Risk Factors.
The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary — Summary of Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.   Financial Information.
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.   Properties.
The information required by this item is contained under the section of the Information Statement entitled “Our Business — Properties” and “The Business of CompoSecure — Properties.” Those sections are incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.   Directors and Executive Officers.
The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.
Item 6.   Executive Compensation.
The information required by this item is contained under the sections of the Information Statement entitled “Director Compensation” and “Executive Compensation.” Those sections are incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions and Director Independence.
The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.   Legal Proceedings.
The information required by this item is contained under the sections of the Information Statement entitled “Our Business — Legal Proceedings” and “The Business of CompoSecure — Legal Proceedings.” Those sections are incorporated herein by reference.
Item 9.
Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary — Questions and Answers about Resolute Holdings,” “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.
Item 11.   Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary — Questions and Answers about the Spin-Off,” “The Spin-Off,” “Dividend Policy,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers.
The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock — Limitations of Liability, Indemnification and Advancement.” That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15.   Financial Statements and Exhibits.
(a)
Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Numbers	Exhibit Description
2.1	Form of Separation and Distribution Agreement, by and between CompoSecure, Inc. and the registrant.*
3.1	Form of Amended and Restated Certificate of Incorporation of the registrant.*
3.2	Form of Amended and Restated Bylaws of the registrant.*
10.1	Form of Management Agreement, by and between CompoSecure Holdings, L.L.C. and the registrant.*
10.2	Form of Registration Rights Agreement, by and between Resolute Compo Holdings LLC and the registrant.*
10.3	Form of Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan.*
10.4	Form of Indemnification Agreement.*
10.5	Form of Amended and Restated Offer Letter with David Cote.*
10.6	Form of Amended and Restated Offer Letter with Thomas Knott.*
10.7	Form of Amended and Restated Offer Letter with Kurt Schoen.*
10.8	Form of U.S. State and Local Tax Sharing Agreement, by and between CompoSecure, Inc. and the registrant.*
10.9	Form of Letter Agreement, by and between CompoSecure, Inc. and the registrant.*
21.1	Subsidiaries of the registrant.*
99.1	Preliminary Information Statement.

*
Previously filed

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
RESOLUTE HOLDINGS MANAGEMENT, INC.
By:
/s/ Timothy W. Fitzsimmons

Name: Timothy W. Fitzsimmons
Title:  Treasurer
Date: February 7, 2025